UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2020

KRATON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34581	20-0411521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300 Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 504-4700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01	KRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 21, 2020, Kraton Polymers LLC (“Kraton LLC”) and Kraton Polymers Capital Corporation (together with Kraton LLC, the “Issuers”), wholly-owned subsidiaries of Kraton Corporation (the “Company”), closed their previously announced private offering (the “Notes Offering”) of $400.0 million in aggregate principal amount of 4.25% Senior Notes due 2025 (the “New Notes”) to certain initial purchasers for resale to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act. The New Notes are general senior unsecured obligations of the Issuers and are guaranteed on a senior unsecured basis by the Company and certain of its wholly-owned domestic subsidiaries that guarantee the U.S. dollar denominated borrowings under the Company’s existing asset-based revolving loan facility and outstanding senior notes (collectively, the “Guarantors”).

The New Notes were issued pursuant to an Indenture, dated as of December 21, 2020 (the “New Notes Indenture”), among the Issuers, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The New Notes mature on December 15, 2025. The Issuers will pay interest on the New Notes on June 15 and December 15 of each year, commencing on June 15, 2021, at a rate of 4.25% per annum. The net proceeds of the Notes Offering are being used, together with cash on hand, to fund the redemption of all of the Issuers’ outstanding 7.000% Senior Notes due 2025 (the “Old Notes”) and to pay related fees and expenses of the refinancing as discussed in more detail under Item 1.02 below.

At any time prior to December 15, 2022, the Issuers may redeem all or a part of the New Notes at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed plus accrued and unpaid interest, if any, to, but not including, the date of redemption and a “make-whole” premium. In addition, at any time prior to December 15, 2022, the Issuers may redeem up to 40% of the aggregate principal amount of the New Notes with funds in an aggregate amount not exceeding the net proceeds of certain equity offerings at a redemption price equal to 104.250% of the principal amount of the New Notes to be redeemed plus accrued and unpaid interest, if any, to, but not including, the date of redemption. The Issuers may make that redemption only if, after the redemption, at least 50% of the aggregate principal amount of New Notes issued under the New Notes Indenture remains outstanding (unless all such New Notes are otherwise repurchased or redeemed substantially concurrently with such redemption). During the twelve month-period beginning on December 15, 2022, December 15, 2023 and December 15, 2024, the Issuers may redeem all or a part of the New Notes at a redemption price equal to 102.125%, 101.063% and 100.000% of the principal amount to be redeemed, respectively, in each case plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

Upon the occurrence of both a Change of Control and a Rating Decline (each as defined in the New Notes Indenture), each holder has the right to require the Issuers to offer to repurchase all or any part of such holder’s New Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

The Issuers are not required to make mandatory sinking fund payments with respect to the New Notes.

The New Notes Indenture contains various other covenants and obligations to which the Company and its subsidiaries are subject to while the New Notes are outstanding. The covenants in the New Notes Indenture limit the ability of the Company and its subsidiaries to, among other things: (i) incur additional debt; (ii) pay dividends or make other restricted payments; (iii) purchase, redeem or retire capital stock or subordinated debt; (iv) make asset sales; (v) enter into transactions with affiliates; (vi) incur liens; (vii) provide guarantees; (viii) make investments; and (ix) consolidate, amalgamate, combine or merge with any other person. The New Notes Indenture also contains customary events of default for transactions of this type and amount.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the New Notes Indenture and the form of Global Note, attached to this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively, and incorporated by reference into this Item 1.01.

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed, on December 7, 2020, the Issuers delivered a conditional notice of redemption calling for redemption of all of their outstanding Old Notes on January 6, 2021 (the “Redemption Date”) at a redemption price equal to 105.250% of the aggregate principal amount of the Old Notes redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date (collectively, the “Redemption Price”). The redemption of the Old Notes was conditioned upon the completion of the Notes Offering on or prior to the Redemption Date, which condition was satisfied on December 21, 2020. The Old Notes are governed by an Indenture, dated as of March 24, 2017 (the “Old Notes Indenture”), among the Issuers, the Guarantors and the Trustee (in it’s a capacity as trustee for the Old Notes).

On December 21, 2020, the Company irrevocably deposited with the Trustee funds, in trust solely for the benefit of the holders of the Old Notes, in an amount sufficient to pay the Redemption Price on the Redemption Date in order to satisfy and discharge their obligations under the Old Notes and the Old Notes Indenture.

This Current Report on Form 8-K does not constitute a notice of redemption under the optional redemption provisions of the indenture governing any series of notes.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above regarding the New Notes and the New Notes Indenture is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On December 21, 2020, the Company issued a press release announcing the closing of the Notes Offering. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01. The information in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Indenture, dated as of December 21, 2020, among Kraton Polymers LLC and Kraton Polymers Capital Corporation, as Issuers, Kraton Corporation and certain of its wholly-owned domestic subsidiaries, as Guarantors, and Wells Fargo Bank, National Association, as Trustee.

4.2	Form of Global Note for the 4.25% Senior Notes due 2025 (included in Exhibit 4.1).

99.1	Press Release dated December 21, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRATON CORPORATION

Date: December 21, 2020	/s/ Atanas H. Atanasov
Atanas H. Atanasov
Executive Vice President, Chief Financial Officer and Treasurer